INVESTMENT COMPANY BONDGREAT AMERICAN INSURANCE COMPANY
(A Stock Insurance Company, Herein Called the Underwriter)
DECLARATIONS

Bond No.  234-62-64 - 02Item 1.	Name of Insured (herein called Insured):
   Small Cap Value Fund, Inc.	Principal Address:
                                    8150 N. Central Expressway, #M1120
                                 Dallas, TX 75206
Item 2.	Bond Period from 12:01 a.m. 12/26/2010 to 12:01 a.m. 12/26/2011 the
 effective date of the termination or cancellation of this bond, standard time
at the Principal Address as to each of said dates.Item 3.
Limit of
Liability -
Subject to Sections 9, 10 and 12 hereof,	Amount applicable
to

 Limit of Liability    Deductible	Insuring Agreement
(A)-FIDELITY	$250,000
	$0		Insuring Agreement
(B)-ON PREMISES	$250,000
$5,000
	Insuring Agreement (C)-IN TRANSIT	$250,000	$5,000
Insuring Agreement (D)-FORGERY OR ALTERATION	$250,000	$5,000
Insuring
Agreement (E)-SECURITIES	$250,000	$5,000	Insuring Agreement
(F)-COUNTERFEIT
CURRENCY
	$250,000	$5,000	Insuring Agreement (G)-STOP PAYMENT
$100,000	$5,000	Insuring Agreement (H)-UNCOLLECTIBLE ITEMS OF
DEPOSIT
$100,000	$5,000	Insuring Agreement (I)-AUDIT EXPENSE	$100,000
$5,000	Insuring Agreement (J)-TELEFACSIMILE TRANSMISSIONS	$250,000
$5,000	Insuring Agreement (K)-UNAUTHORIZED SIGNATURES	$100,000
$5,000
Optional Insuring Agreements and Coverages		Insuring Agreement
(L)-COMPUTER SYSTEMS	$250,000	$5,000	Insuring Agreement
(M)-AUTOMATED
PHONE SYSTEMS	Not Covered	N/A		If 'Not Covered' is
inserted above
opposite any specified Insuring Agreement or Coverage, such
Insuring Agreement
or Coverage and any other reference thereto in this bond shall be deemed to be
deleted therefrom.Item 4.	Offices or Premises Covered-Offices
acquired or
established subsequent to the effective date of this bond are covered according to
the terms of General Agreement A.  All the Insured's offices or premises in
existence
at the time this bond becomes effective are covered under this bond except the
offices
or premises located as follows:  N/AItem 5.	The liability of the
Underwriter
 is
subject to the terms of the following riders attached hereto:  Riders
No.  1
Item 6.	The Insured by the acceptance of this bond gives to the
Underwriter
terminating
 or cancelling prior 	bond(s) or policy(ies) No.(s)  234-62-64 - 01
such
termination
 or cancellation to be effective as of the time this 	bond becomes
effective
	INVESTMENT COMPANY BOND	The Underwriter, in consideration of an
agreed premium,
and subject to the Declarations made a part hereof, the General
Agreements,
Conditions
and Limitations and other terms of this bond, agrees with the Insured, in accordance
with Insuring Agreements hereof to which an amount of insurance is applicable as set
forth in Item 3 of the Declarations and with respect to loss sustained by the Insured
at any time but discovered during the Bond period, to indemnify and hold
harmless the
Insured for:INSURING AGREEMENTS(A)	FIDELITY		Loss
 resulting from
any dishonest or fraudulent act(s), including Larceny or Embezzlement committed by
an Employee, committed anywhere and whether committed alone or in collusion with
 others, including loss of Property resulting from such acts of an
Employee, which
Property is held by the Insured for any purpose or in any capacity and whether so
held gratuitously or not and whether or not the Insured is liable therefor.
Dishonest or fraudulent act(s)
as used in this Insuring Agreement shall mean only dishonest or fraudulent act(s)
 committed by such Employee with the manifest intent:
(a)	to cause the
Insured to sustain such loss; and		(b)	to obtain
financial benefit
for the Employee, or for 				any other
person or organization
 intended by the 				Employee to receive
such benefit, other
 than salaries, 			commissions, fees, bonuses,
 promotions, awards,
 				profit sharing, pensions or other
employee benefits
 				earned in the normal course of
employment.(B)  ON
PREMISES		Loss of Property (occurring with or without
negligence
or violence) through robbery, burglary, Larceny, theft, holdup, or other fraudulent
 means, misplacement, mysterious unexplainable disappearance, damage thereto or
destruction thereof, abstraction or removal from the possession, custody or control
of the Insured, and loss of subscription, conversion, redemption or deposit privileges
 through the misplacement or loss of Property, while the Property is
(or is supposed or
 believed by the Insured to be) lodged or deposited within any offices or premises
located anywhere, except in an office listed in Item 4 of the
Declarations or
amendment thereof or in the mail or with a carrier for hire other than an armored
motor vehicle company, for the purpose of transportation.Offices and Equipment
		(1)	Loss of or damage to furnishings, fixtures,
stationary,
 			supplies or equipment, within any of the
Insured's
				offices covered under this bond
caused by
Larceny or 			theft in, or by burglary, robbery or
hold-up of such 				office, or attempt
thereat,
 or by vandalism or 				malicious mischief;
or(2)
loss through damage to any such office by Larceny or theft in, or by burglary,
robbery or hold-up of such                      office or attempt
 thereat.
 	(C)  IN TRANSIT		Loss of Property (occurring with or
 without
negligence or violence) through robbery, Larceny, theft, hold-up, misplacement,
 mysterious unexplainable disappearance, being lost or otherwise made away with,
 damage thereto or destruction thereof, and loss of subscription, conversion,
 redemption or deposit privileges through the misplacement or loss of Property,
 while the Property is in transit anywhere in the custody of any person or
persons acting as messenger, except while in the mail or with a carrier for
  hire, other than an armored motor vehicle company, for the purpose of
transportation, such transit to begin immediately upon receipt of such Property
 by the transporting person or persons, and to end immediately upon delivery
thereof at destination.(D)		FORGERY OR ALTERATION
Loss through
 FORGERY or ALTERATION of, on or in any bills of exchange, checks, drafts,
acceptances, certificates of deposit, promissory notes, or other written promises,
 orders or directions to pay sums certain in money due bills, money orders, warrants,
orders upon public treasuries, letters of credit, written instructions, advices or
applications directed to the Insured, authorizing or acknowledging the transfer,
payment, delivery or receipt of funds or Property, which instructions or advices
or applications purport to have been signed or endorsed by any customer of the
Insured, shareholder or subscriber to shares, whether certificated or uncertificated, of any Investment Company or by any financial or banking institution or stock-broker
 but which instructions, advices or applications either bear the forged signature
 or endorsement or have been altered without the knowledge and consent of such
 customer, shareholder or subscriber to shares, whether certificated or uncertificated, of an Investment Company, financial or banking institution or stockbroker, withdrawal orders or receipts for the withdrawal of funds or Property, or receipts or certificates of deposit for Property and bearing the name of the Insured as issuer, or of another Investment Company for which the Insured acts as agent, excluding, however, any loss covered under Insuring
Agreement (F) hereof whether or not coverage for Insuring Agreement (F)
is provided
 for in the Declarations of this bond.	Any check or draft (a) made payable
 to a
fictitious payee and endorsed in the name of such fictitious payee or
(b) procured in a transaction with the maker or drawer thereof or Page 1 of 10with one acting as an agent of such maker or drawer or anyone impersonating another and made or drawn payable to the one so impersonated and endorsed by anyone other than the one impersonated, shall be deemed to be forged as to
such endorsement.	Mechanically reproduced facsimile signatures are
treated the same as handwritten signatures.(E)  SECURITIES	Loss
sustained by the Insured, including loss sustained by reason of a violation of the constitution, by-laws, rules or regulations of any Self Regulatory Organization of which the Insured is a member or which would have been imposed upon the Insured by the constitution, by-laws, rules or regulations of any Self Regulatory Organization if the Insured had been a member thereof,
	(1)	through the Insured's having, in good faith and in the
		course of business, whether for its own account or for
 		the account of others, in any representative,
	fiduciary, agency or any other capacity, either
			gratuitously or otherwise, purchased or otherwise
			acquired, accepted or received, or sold or delivered,
		or given any value, extended any credit or assumed
			any liability, on the faith of, or otherwise acted
upon,
		any securities, documents or other written
				instruments which prove to have been
		(a)	counterfeited, or		(b)	forged as
 to the signature of any maker, drawer, 			issuer,
endorser, assignor, lessee, transfer agent 			or registrar,
 acceptor, surety or guarantor or as 			to the signature of
 any person signing in any 				other capacity, or
		(c)	raised or otherwise altered, or lost, or stolen, or
	(2)	through the Insured's having, in good faith and in the
course of business, guaranteed in writing or 			witnessed
any signatures whether for valuable 			consideration or not
 and whether or not such 			guaranteeing or witnessing
is ultra vires the Insured, 		upon any transfers, assignments, bills
 of sale, powers 		of attorney, guarantees, endorsements or other
			obligations upon or in connection with any securities,
 		documents or other written instruments and which
			pass or purport to pass title to such securities,
 			documents or other written instruments;
				EXCLUDING, losses caused by FORGERY or
			ALTERATION of, on or in those instruments
			covered under Insuring Agreement (E) hereof.
	Securities, documents or other written instruments shall be
deemed to
mean original (including original counterparts) negotiable or non-negotiable
agreements which in and of themselves represent an equitable interest, ownership,
or debt, including an assignment thereof which instruments are in the ordinary
course of business, transferable by delivery of such agreements with any
necessary endorsement or assignment.	The word 'counterfeited' as used
in this Insuring Agreement shall be deemed to mean any security, document or other written instrument which is intended to deceive and to be taken
for an original.	Mechanically reproduced facsimile signatures are
treated the same as handwritten signatures.(F)	COUNTERFEIT CURRENCY
Loss through the receipt by the Insured, in good faith, of any counterfeited money orders or altered paper currencies or coin of the United States of
America
 or Canada issued or purporting to have been issued by the United States of America
 or Canada or issued pursuant to a United States of America or Canadian statute for
 use as currency.(G)	STOP PAYMENT	Loss against any and all sums
which the
Insured shall become obligated to pay by reason of the Liability imposed upon the
 Insured by law for damages:		For having either complied with
or failed
 to comply 		with any written notice of any customer, shareholder
 		or subscriber of the Insured or any Authorized
		Representative of such customer, shareholder or
		subscriber to stop payment of any check or draft
			made or drawn by such customer, shareholder or
 			subscriber or any Authorized Representative of such
 		customer, shareholder or subscriber, or		For having
refused to pay any check or draft made or 		drawn by any
customer,
 shareholder or subscriber of 		the Insured, or any Authorized
Representative of 			such customer, shareholder or
subscriber.(H)	UNCOLLECTIBLE ITEMS OF DEPOSIT	Loss resulting from payments
 of dividends or fund shares, or withdrawals permitted from any customer's, shareholder's or subscriber's account based upon Uncollectible items of
 Deposit
 of a customer, shareholder or subscriber credited by the Insured or the Insured's agent to such customer's, shareholder's or subscriber's Mutual
Fund Account: or	loss resulting from any item of Deposit processed
through an Automated Clearing House which is reversed by the customer, shareholder
 or subscriber and deemed uncollectible by the Insured.	Loss includes
dividends
and interest accrued not to exceed 15% of the Uncollectible items which are
deposited.	This Insuring Agreement applies to all Mutual Funds with
'exchange privileges' if all Fund(s) in the exchange program are insured by a
Great American Insurance Company of Cincinnati, OH for Uncollectible
Items of
Deposit.  Regardless of the number of transactions between Fund(s)
the minimum
number of days of deposit within the Fund(s) before withdrawal as declared in the
 Fund(s) prospectus shall begin from the date a deposit was first credited to any
 Insured Fund(s).Page 2 of 10(I)	  AUDIT EXPENSE
Expense incurred
by the Insured for that part of the costs of audits or examinations required by
any governmental regulatory authority to be conducted either by such authority
or by an independent accountant by reason of the discovery of loss sustained by
the Insured through any dishonest or fraudulent act(s), including
Larceny or
Embezzlement of any of the Employees.  The total liability of the
Underwriter
for such expense by reason of such acts of any Employee or in which such
 Employee is concerned or implicated or with respect to any one audit or
examination is limited to the amount stated opposite Audit Expense in Item 3
 of the Declarations; it being understood, however, that such expense shall
be deemed to be a loss sustained by the Insured through any dishonest
or
fraudulent act(s), including Larceny or Embezzlement of one or more of the Employees and the liability under this paragraph shall be in addition to the Limit of Liability stated in Insuring Agreement (A) in Item 3 of
the Declarations. (J)	  TELEFACSIMILE TRANSMISSIONS		Loss
resulting
 by reason of the Insured having transferred, paid or delivered any funds or
Property, established any credit, debited any account, or given any value relying
 on any fraudulent instructions sent by a customer or financial institution by
 Telefacsimile Transmission directed to the Insured, authorizing or acknowledging
 the transfer, payment, or delivery of funds or property, the establishment of
a credit, debiting of any account, or the giving of value by the
Insured, but
only if such telefacsimile instructions:		(i)	bear
a valid
test key exchanged between the Insured 			and a customer
 or another
 financial institution with 				authority to
use such
test key for Telefacsimile 				instructions
in the
ordinary course of business, but
which test
key has been wrongfully obtained by a
person who
was not authorized to initiate, make, 				validate or
authenticate a test key arrangement; and		(ii)	fraudulently
purport to have been sent by such 				customer or
financial institution, but which
telefacsimile
instructions are transmitted without the 			knowledge or
consent of such customer or financial 			institution by a
person other than such customer or 				financial
 institution and which bear a forged 				signature.
			'Telefacsimile' means a system of transmitting
				written documents by electronic signals over
 				telephone lines to equipment maintained by the
 				Insured within its communication room for the
				purposes of reproducing a copy of said
document.  It 			does not mean electronic communication sent by
 				Telex, TWC, or electronic mail, or Automated
				Clearing House.	(K) 	UNAUTHORIZED
SIGNATURES
	Loss resulting directly from the Insured having accepted, paid or cashed
any check or withdrawal order, draft, made or drawn on a customer's account which
 bears the signature or endorsement of one other than a person whose name and
signature is on the application on file with the Insured as a signatory on such
account.	It shall be a condition precedent to the Insured's right to
recovery under this Insuring Agreement that the Insured shall have on file signatures of all persons who are authorized signatories on such account.
GENERAL AGREEMENTS(A)	ADDITIONAL OFFICES OR EMPLOYEES-
CONSOLIDATION
 OR MERGER-NOTICE	(1)	If the Insured shall, while this bond is in
force, 			establish any additional office or offices, such
 office
 		or offices shall be automatically covered hereunder
		from the dates of their establishment, respectively.
			No notice to the Underwriter of an increase during
 			any premium period in the number of offices or in
			the number of Employees at any of the offices
		covered hereunder need be given and no additional
		premium need be paid for the remainder of such
	premium period.	(2)	If an Investment Company, named as Insured
herein, 		shall, while this bond is in force, merge or
			consolidate with, or purchase the assets of another
 			institution, coverage for such acquisition shall
apply 		automatically from the date of acquisition.  The
		Insured shall notify the Underwriter of such
acquisition within 60 days of said date, and an
	additional premium shall be computed only if such
		acquisition involves additional offices or employees.
(B)	WARRANTY	No statement made by or on behalf of the Insured,
 whether contained in the application or otherwise, shall be deemed to be a warranty of anything except that it is true to the best of the knowledge
 and belief of the person making the statement.(C)	COURT COSTS AND
ATTORNEYS' FEES (Applicable 	to all Insuring Agreements or Coverages
now or hereafter 	forming part of this bond)	The Underwriter
will Indemnify the Insured against court costs and reasonable attorneys'
fees incurred and paid by the Insured in defense, whether or not successful, whether or not fully litigated on the merits and whether or not settled of any suit or legal proceeding brought against the Insured to enforce the Insured's liability or alleged liability on account of any loss, Page 3 of 10claim or damage which, if established against the Insured, would constitute a loss sustained by the Insured covered under the terms of this bond provided, however, that with respect to Insuring Agreement
(A) this indemnity shall apply only in the event that	(1)	an Employee
 admits to being guilty of any dishonest 		or fraudulent act(s),
 including Larceny or 				Embezzlement; or
(2)	an Employee is adjudicated to be guilty of any
dishonest or fraudulent act(s), including Larceny or
Embezzlement;	(3)	in the absence of (1) or (2) above an
arbitration panel 		agrees, after a review of an
agreed statement of facts, 		that an Employee would
be found guilty of 			dishonesty if such Employee
were prosecuted.	The Insured shall promptly give notice to the
Underwriter of any such suit or legal proceeding and at the request of the Underwriter shall furnish it with copies of all pleadings and other papers therein. At the Underwriter's election the Insured shall permit the Underwriter to conduct the defense of such suit or legal proceeding, in the
Insured's name,
through attorneys of the Underwriter's selection.  In such event, the
Insured
shall give all reasonable information and assistance which the Underwriter shall
 deem necessary to the proper defense of such suit or legal proceeding.
	If the
Insured's liability or alleged liability is greater than the amount recoverable
under this bond, or if a Deductible Amount is applicable, the liability of the
Underwriter under this General Agreement is limited to that percentage of litigation expense determined by pro ration of the bond limit of liability to the amount claimed, after the application of any deductible. This litigation
 expense will be in addition to the Limit of Liability for the applicable
Insuring Agreement.(D)	FORMER EMPLOYEE	Acts of Employee, as defined in
this
 bond, are covered under Insuring Agreement (A) only while the Employee is in
the Insured's employ.  Should loss involving a former Employee of the
Insured be
 discovered subsequent to the termination of employment, coverage would still
apply under Insuring Agreement (A) if the direct proximate cause of the loss occurred
 while the former Employee performed duties within the scope of his/her employment.
THE FOREGOING INSURING AGREEMENTS ANDGENERAL AGREEMENTS ARE SUBJECT
TOTHE FOLLOWING
 CONDITIONS ANDLIMITATIONS:SECTION 1.	DEFINITIONS
The following terms,
as used in this bond, shall have the respective meanings stated
in this Section:
		(a)	'Employee' means:		(1)	any
of the Insured's
 officers, partners, or 				employees, and
(2)	any of the officers or employees of any
predecessor of the Insured whose principal
assets are acquired by the Insured by
consolidation or merger with, or purchase of
assets of capital stock of such predecessor, and
(3)	attorneys retained by the Insured to perform
		legal services for the Insured and the employees
			of such attorneys while such attorneys or the
				employees of such attorneys are performing
				such services for the Insured, and
	(4)	guest students pursuing their studies or duties in
		any of the Insured's offices, and
(5)	directors or trustees of the Insured, the
		investment advisor, underwriter (distributor),
				transfer agent, or shareholder
 accounting record 			keeper, or administrator
authorized
by written 				agreement to keep financial
and/or other
 				required records, but only while
performing acts
coming within the scope of the usual duties of
an officer or employee or while acting as a
	member of any committee duly elected or
appointed to examine or audit or have custody
of or access to the Property of the Insured, and
(6)	any individual or individuals assigned to
perform the usual duties of an employee within
the premises of the Insured by contract, or by
any agency furnishing temporary personnel on a
contingent or part-time basis, and
(7)	each natural person, partnership or corporation
authorized by written agreement with the
Insured to perform services as electronic data
processor of checks or other accounting records
of the Insured, but excluding any such processor
who acts as transfer agent or in any other agency
capacity in issuing checks, drafts or securities
for the Insured, unless included under Sub-
section (9) hereof, and		(8)	those persons so designated in
section 15, 				Central Handling of Securities,
and
	(9)	any officer, partner or Employee of
a)	an investment advisor,			b)	an underwriter
(distributor),Page 4 of 10			c)	a transfer
agent or
shareholder accounting 				record-keeper, or
		d)	an administrator authorized by written
			agreement to keep financial and/or other
					required records,
	for an Investment Company, named as Insured
while performing acts coming within the scope
of the usual duties of an officer or Employee of
	any Investment Company named as Insured
		herein, or while acting as a member of any
				committee duly elected or appointed
to examine
			or audit or have custody of or access to the
		Property of any such Investment Company,
		provided that only Employees or partners of a
			transfer agent, shareholder accounting record-
			keeper or administrator which is an affiliated
				person as defined in the Investment
Company
				Act of 1940, of an Investment
Company named
			as Insured or is an affiliated person of the
			adviser, underwriter or administrator of such
			Investment Company, and which is not a bank,
		shall be included within the definition of
		Employee.			Each employer of
temporary
personnel
or 				processors as set forth in Sub-Sections
(6) and
				(7) of Section 1 (a) and their partners,
officers
 				and employees shall collectively be
deemed to
			be one person for all the purposes of this
bond,
			excepting, however, the last paragraph of
				Section 13.		Brokers,
or other
agents under contract or 				representatives
of the same general character shall 			not be
considered
Employees.	(b)	'Property' means money (i.e. currency,
coin, bank
			notes, Federal Reserve notes), postage
and revenue
			stamps, U.S. Savings Stamps, bullion, precious
		metals of all kinds and in any form and articles made
	therefrom, jewelry, watches, necklaces, bracelets,
	gems, precious and semi-precious stones, bonds,
	securities, evidences of debts, debentures, scrip,
	certificates, interim receipts, warrants, rights, puts,
			calls, straddles, spreads, transfers,
coupons, drafts,
			bills of exchange, acceptances, notes, checks,
		withdrawal orders, money orders, warehouse
	receipts, bills of lading, conditional sales contracts,
		abstracts of title, insurance policies, deeds, mortgages
		under real estate and/or chattels and upon interests
		therein, and assignments of such policies, mortgages
		and instruments, and other valuable papers, including
		books of account and other records used by the
	Insured in the conduct of its business, and all other
	instruments similar to or in the nature of the
	foregoing including Electronic Representations of
		such Instruments enumerated above (but excluding
			all data processing records) in which the
Insured
has
		an interest or in which the Insured acquired or should
		have acquired an interest by reason of a
			predecessor's declared financial condition
 at the time
 		of the Insured's consolidation or merge with, or
		purchase of the principal assets of, such predecessor
		or which are held by the Insured for any purpose or
	in any capacity and whether so held by the Insured
	for any purpose or in any capacity and whether so
		held gratuitously or not and whether or not the
			Insured is liable therefor.	(c)
'Forgery'
 means the signing of the name of another 		with the
 intent to
deceive; it does not include the 			signing
of one's
own name with or without authority, 		in any capacity, or
for
any purpose.	(d)	'Larceny and Embezzlement' as it applies to
any
			named Insured means those acts as set
forth in
 			Section 37 of the Investment Company Act
of 1940.
	(e)	'Items of Deposit' means any one or more checks
		and drafts.SECTION 2. EXCLUSIONSTHIS BOND DOES
NOT COVER:
	(a)	loss effected directly or indirectly by means of
			forgery or alteration of, on or in any
instrument,
			except when covered by Insuring Agreement
(A),
		(D), (E) or (F).	(b)	loss due to riot
or civil
commotion outside the United 		States of America and
Canada; or
loss due to 			military, naval or usurped
power, war or
insurrection 		unless such loss occurs in transit in
the circumstances
 		recited in Insuring Agreement (D), and unless,
when
	such transit was initiated, there was no knowledge of
such riot, civil commotion, military, naval or usurped
power, war or insurrection on the part of any person
		acting for the Insured in initiating such transit.
	(c)	loss, in time of peace or war, directly or
indirectly
			caused by or resulting from the effects
of nuclear
 			fission or fusion or radioactivity;
provided, however,
		that this paragraph shall not apply to loss
resulting
			from industrial uses of nuclear energy.
	(d)	loss resulting from any wrongful act or acts of any
 			person who is a member of the Board of
Directors of
 		the Insured or a member of any equivalent body by
		whatsoever name known unless such person is also
		an Employee or an elected official, partial owner or
	partner of the Insured in some other capacity, nor, in
any event, loss resulting from the act or acts of any
person while acting in the capacity of a member of
such Board or equivalent body.	(e)	loss resulting from the
complete
 or partial 				nonpayment of, or
default upon,
any loan or 			transaction in the nature of,
or amounting
 to, a loan 			made by or obtained from the
Insured or any
of its 			partners, directors or Employees, whether
authorized
 Page 5 of 10		or unauthorized and whether procured in
good faith
		or through trick, artifice, fraud or false pretenses,
		unless such loss is covered under Insuring Agreement
	(A), (E) or (F).	(f)	loss resulting from any
violation
by the Insured or by 		any Employee		(1)	of law
regulating (a) the issuance, purchase or
sale of securities, (b) securities transactions
	upon Security Exchanges or over the counter
market, (c) Investment Companies, or (d)
Investment Advisors, or		(2)	of any rule or regulation made
pursuant to any 			such law.		unless
such loss, in the absence of such laws, rules or
regulations,
 would be covered under Insuring
Agreements (A) or (E).	(g)	loss of Property or loss of privileges
 through the 			misplacement or loss of Property as
 set forth
 in 			Insuring Agreement (C) or (D) while the
Property is
		in the custody of any armored motor vehicle
		company, unless such loss shall be in excess of the
			amount recovered or received by the Insured under
 			(a) the Insured's contract with said armored motor
 			vehicle company, (b) insurance carried by said
		armored motor vehicle company for the benefit of
		users of its service, and (c) all other insurance and
			indemnity in force in whatsoever form carried
by or
		for the benefit of users of said armored motor vehicle
	company's service, and then this bond shall cover
	only such excess.	(h)	potential income, including but
 not limited to interest 		and dividends, not realized by
the Insured because of 		a loss covered under this bond, except
 as included 			under Insuring Agreement (I).	(i)
all damages of any type for which the Insured is
legally liable, except direct compensatory damages
arising from a loss covered under this bond.	(j)	loss through
 the surrender of Property away from an 		office of the
 Insured as a result of a threat		(1)	to do bodily
harm to any person, except loss of 			Property in
transit
 in the custody of any person 			acting as messenger
provided that when such 				transit was
initiated there was no knowledge by 			the Insured
of any such threat, or		(2)	to do damage to the premises
or Property of the 			Insured, except when covered
under Insuring 				Agreement (A).	(k)	all
costs, fees and other expenses incurred by the 			Insured
 in establishing the existence of or amount of 		loss covered
under this bond unless such indemnity is 		provided for
 under Insuring Agreement (I).	(l)	loss resulting from payments
 made or withdrawals 			from the account of a customer
 of the Insured, 			shareholder or subscriber to
 shares involving funds 			erroneously credited
 to such account, unless such 			payments are made to
or withdrawn by such

depositor or representative of such person, who is
			within the premises of the drawee bank of the
Insured 		or within the office of the Insured at the time
 of such 		payment or withdrawal or unless such payment is
			covered under Insuring Agreement (A).	(m)
	any loss resulting from Uncollectible Items of
Deposit which are drawn from a financial institution
outside the fifty states of the United States of
America, District of Columbia, and territories and
	possessions of the United States of America, and
		Canada.SECTION 3. ASSIGNMENT OF RIGHTS	This bond
does not afford coverage in favor of any Employers of temporary personnel or of processors as set forth in sub-sections (6) and (7) of Section 1(a) of this bond, as aforesaid, and upon payment to the insured by the
 Underwriter on account of any loss through dishonest or fraudulent act(s) including Larceny or Embezzlement committed by any of the partners, officers or employees of such Employers, whether acting alone or in collusion with others, an assignment of such of the Insured's rights and causes of action as it may have against such Employers by reason of such acts so committed shall, to the extent of such payment, be given by the Insured to the Underwriter, and the Insured shall execute all papers necessary to secure to the Underwriter the rights herein provided for.
SECTION 4.  LOSS-NOTICE-PROOF-LEGAL
PROCEEDINGS	This bond is for the use and benefit only of the Insured
 named in the Declarations and the Underwriter shall not be liable hereunder for loss sustained by anyone other than the Insured unless the Insured, in its sole discretion and at its option, shall include such loss in the Insured's proof of loss. At the earliest practicable moment after discovery of any loss hereunder the Insured shall give the Underwriter written notice thereof and shall also within six months after such discovery furnish to the Underwriter affirmative proof of loss with full particulars. If claim is made under this bond for loss of securities or shares, the Underwriter shall not be liable unless each of such securities or shares is identified in such proof of loss by a certificate or bond number or, where such securities or shares are uncertificated, by such identification means as agreed to by the Underwriter. The Underwriter shall have thirty days after notice and proof of loss within which to investigate the claim, and this shall apply notwithstanding the loss is made up wholly or in part of securities of which duplicates may be obtained.  Legal proceedings for recovery of any loss hereunder shall not be brought prior to the expiration of sixty days after such proof of loss is filed with the Underwriter nor after the expiration of twenty-four months from the discovery of such loss, except that any action or proceeding to recover hereunder Page 6 of 10on account of any judgment against the Insured in any suit mentioned
in General Agreement C or to recover attorneys' fees paid in any such suit,
 shall be begun within twenty-four months from the date upon which the judgment in such suit shall become final. If any limitation embodied in this bond is prohibited by any law controlling the construction hereof,
 such limitation shall be deemed to be amended so as to be equal to the
 minimum period of limitation permitted by such law.	Discovery occurs
when the Insured	(a)	becomes aware of facts, or	(b)
receives written notice of an actual or potential claim
by a third party which alleges that the Insured is
liable under circumstancewhich would cause a reasonable person to assume
that a loss covered by the bond has been or will be incurred even though
the exact amount or details of loss may not be then known.SECTION 5.
 VALUATION
 OF PROPERTY	The value of any Property, except books of accounts or
other
records used by the Insured in the conduct of its business, for the loss of
which a claim shall be made hereunder, shall be determined by the average
 market
 value of such Property on the business day next preceding the discovery of
such loss; provided, however, that the value of any Property replaced by the
Insured prior to the payment of claim therefor shall be the actual market value at the time of replacement; and further provided that in case of a loss
 or misplacement of interim certificates, warrants, rights, or other securities,
 the production which is necessary to the exercise of subscription, conversion,
 redemption or deposit privileges, the value thereof shall be the market value
 of such privileges immediately preceding the expiration thereof if said loss
or misplacement is not discovered until after their expiration.
If no market
price is quoted for such Property or for such privileges, the value shall be
fixed by agreement between the parties or by arbitration.
In case of any
loss or damage to Property consisting of books of accounts or other records
 used by the Insured in the conduct of its business, the Underwriter shall be
liable under this bond only if such books or records are actually reproduced
and then for not more than the cost of blank books, blank pages or other
materials plus the cost of labor for the actual transcription or copying
 of data which shall have been furnished by the Insured in order to reproduce
 such books and other records.SECTION 6.  VALUATION OF PREMISES AND
			      FURNISHINGS	In case of damage
to any
office of the Insured, or loss of or damage to the furnishings, fixtures,
stationary, supplies, equipment, safes or vaults therein, the
Underwriter
shall not be liable for more than the actual cash value thereof, or for more
 than the actual cost of their replacement or repair.  The
Underwriter may,
at its election, pay such actual cash value or make such replacement or repair.
  If the Underwriter and the Insured cannot agree upon such cash value or such
cost or replacement or repair, such shall be determined by arbitration.
SECTION 7.  LOST SECURITIES	If the Insured shall sustain a loss of
securities the total value of which is in excess of the limit stated
in
Item 3 of the Declarations of this bond, the liability of the
Underwriter
 shall be limited to payment for, or duplication of, securities having value
 equal to the limit stated in Item 3 of the Declarations of this bond.
	If the
Underwriter shall make payment to the Insured for any loss of securities, the
Insured shall thereupon assign to the Underwriter all of the Insured's rights,
title and interests in and to said securities.	With respect to securities
 the
 value of which do not exceed the Deductible Amount (at the time of the discovery
of the loss) and for which the Underwriter may at its sole discretion and option
and at the request of the Insured issue a Lost Instrument Bond or Bonds to effect
replacement thereof, the Insured will pay the usual premium charged therefor
 and will indemnify the Underwriter against all loss or expense that the Underwriter may sustain because of the issuance of such Lost Instrument
Bond or Bonds.	With respect to securities the value of which exceeds the
Deductible Amount (at the time of discovery of the loss) and for which the Underwriter may issue or arrange for the issuance of a Lost Instrument
Bond or
 Bonds to effect replacement thereof, the Insured agrees that it will pay as premium therefor a proportion of the usual premium charged therefor, said proportion being equal to the percentage that the Deductible Amount bears to the value of the securities upon discovery of the loss, and that it will indemnify the issuer of said Lost Instrument Bond or Bonds against all loss and expense that is not recoverable from the Underwriter under the terms
 and

 conditions of this INVESTMENT COMPANY BOND subject to the Limit of
 Liability
 hereunder.SECTION 8. SALVAGE	In case of recovery, whether made by the
Insured or by the Underwriter, on account of any loss in excess of the Limit
 of Liability hereunder plus the Deductible Amount applicable to such loss from any source other than suretyship, insurance, reinsurance, security or indemnity taken by or for the benefit of the Underwriter, the net amount of such recovery, less the actual costs and expenses of making same, shall be applied to reimburse the Insured in full for the excess portion of such loss, and the remainder, if any, shall be paid first in reimbursement of the
Underwriter
 and thereafter in reimbursement of the Insured for that part of such loss
 within the Deductible Amount.  The Insured shall execute all necessary papers
 to secure to the Underwriter the rights provided for herein.Page 7 of
10SECTION 9.  NON-REDUCTION AND NON-		      ACCUMULATION OF
 LIABILITY
AND 			      TOTAL LIABILITY	At all times prior to
termination hereof this bond shall continue in force for the limit stated
 in the applicable sections of Item 3 of the Declarations of this bond notwithstanding any previous loss for which the Underwriter may have paid or be liable to pay hereunder; PROVIDED, however, that regardless of the number of years this bond shall continue in force and the number of premiums which shall be payable or paid, the liability of the Underwriter under this
bond with respect to all loss resulting form	(a)	any one act of
burglary, robbery or hold-up, or 			attempt thereat,
in which no Partner or Employee is 		concerned or implicated
shall be deemed to be one 			loss, or	(b)
any one unintentional or negligent act on the part of 		any one
 person resulting in damage to or destruction 		or misplacement
of Property, shall be deemed to be 		one loss, or	(c)
all wrongful acts, other than those specified in (a)
above, of any one person shall be deemed to be one 		loss, or
	(d)	all wrongful acts, other than those specified in (a)
		above, of one or more persons (which dishonest
	act(s) or act(s) of Larceny or Embezzlement include,
but are not limited to, the failure of an Employee to
report such acts of others) whose dishonest act or acts
	intentionally or unintentionally, knowingly or
	unknowingly, directly or indirectly, aid or aids in any
		way, or permits the continuation of, the dishonest act
		or acts of any other person or persons shall be
		deemed to be one loss with the act or acts of the
		persons aided, or	(e)	any one casualty or
event other than those specified 		in (a), (b), (c) or (d)
 preceding, shall be deemed to be 		one loss, andshall be
limited to the applicable Limit of Liability stated in Item 3 of the Declarations of this bond irrespective of the total amount of such loss or losses and shall not be cumulative in amounts from year to year or
 from period to period.	Sub-section (c) is not applicable to any situation
to which the language of sub-section (d) applies.SECTION 10. LIMIT OF
 LIABILITY	With respect to any loss set forth in the PROVIDED clause
 of Section 9 of this bond which is recoverable or recovered in whole or in part under any other bonds or policies issued by the Underwriter to the Insured or to any predecessor in interest of the Insured and terminated or cancelled or allowed to expire and in which the period for discovery has not expired at the time any such loss thereunder is discovered, the total liability of the Underwriter under this bond and under other bonds or policies shall not exceed, in the aggregate, the amount carried hereunder on such loss
or the amount available to the Insured under such other bonds, or policies, as
limited by the terms and conditions thereof, for any such loss if the latter
amount be the larger.SECTION 11.  OTHER INSURANCE	If the Insured shall
hold, as indemnity against any loss covered hereunder, any valid and enforceable
 insurance or suretyship, the Underwriter shall be liable hereunder only for such amount of such loss which is in excess of the amount of such other insurance or suretyship, not exceeding, however, the Limit of Liability of this
bond applicable to such loss.SECTION 12.  DEDUCTIBLE	The Underwriter
shall not be liable under any of the Insuring Agreements of this bond on account of loss as specified, respectively, in sub-sections (a), (b), (c),
 (d) and (e) of Section 9, NON-REDUCTION AND NONACCUMULATION OF LIABILITY
 AND TOTAL LIABILITY, unless the amount of such loss, after deducting the net amount of all reimbursement and/or recovery obtained or made by the insured, other than from any bond or policy of insurance issued by an insurance company and covering such loss, or by the Underwriter on account thereof prior to payment by the Underwriter of such loss, shall exceed the Deductible Amount set forth in Item 3 of the Declarations hereof (herein called Deductible Amount) and then for such excess only, but in no event for more than the applicable Limit of Liability stated in Item 3 of the
Declarations.	The Insured will bear, in addition to the Deductible Amount,
 premiums on Lost Instrument Bonds as set forth in Section 7.	There shall
 be no deductible applicable to any loss under Insuring Agreement A sustained by any Investment Company named as Insured herein.SECTION 13. TERMINATION
The Underwriter may terminate this bond as an entirety by furnishing written notice specifying the termination date which cannot be prior to 90 days after the receipt of such written notice by each Investment Company named as
Insured
 and the Securities and Exchange Commission, Washington, D.C.  The
Insured may
 terminate this bond as an entirety by furnishing written notice to the Underwriter. When the Insured cancels, the Insured shall furnish written notice to the Securities and Exchange Commission, Washington, D.C. prior to
 90 days before the effective date of the termination.  The Underwriter shall
notify all other Investment Companies named as Insured of the receipt of such
termination notice and the termination cannot be effective prior to 90 days
after receipt of written notice by all other Investment Companies.
Premiums
are earned until the termination date as set forth herein.Page 8 of 10
This
Bond will terminate as to any one Insured, (other than a registered management
 investment company), immediately upon taking over of such Insured by a receiver or other liquidator or by State or Federal officials, or immediately
upon the filing of a petition under any State or Federal statute relative to
bankruptcy or reorganization of the Insured, or assignment for the benefit of
creditors of the Insured, or immediately upon such Insured ceasing to exist,
whether through merger into another entity, or by disposition of all of
its assets.	This Bond will terminate as to any registered management
investment company upon the expiration of 90 days after written notice has
been given to the Securities and Exchange Commission, Washington, D.C.
	The
Underwriter shall refund the unearned premium computed as short rates in
accordance with the standard short rate cancellation tables if terminated
 by the Insured or pro rata if terminated for any other reason.	This
Bond
shall terminate	(a)	as to any Employee as soon as any partner,
officer
or 		supervisory Employee of the Insured, who is not in
		collusion with such Employee, shall learn of any
			dishonest or fraudulent act(s), including
Larceny or
 		Embezzlement on the part of such Employee without
	prejudice to the loss of any Property then in transit in
	the custody of such Employee and upon the
expiration of ninety (90) days after written notice has
been given to the Securities and Exchange
Commission, Washington, D.C. (See Section 16[d])
and to the Insured Investment Company, or	(b)	as to any
Employee 90 days after receipt by each 			Insured and
 by the Securities and Exchange 			Commission of
a written notice from the Underwriter 		of its desire to

terminate
 this bond as to such 			Employee, or
(c)	as to any
 person, who is a partner, officer or 			employee
of any
Electronic Data Processor covered 		under this bond,
from and
after the time that the 			Insured or any
partner or
officer thereof not in 			collusion with such person
shall
have knowledge of 		information that such person has
committed
 any 			dishonest or fraudulent act(s), including
 Larceny or
		Embezzlement in the service of the Insured or otherwise, whether such act be committed before or after the
 time this bond is effective.SECTION 14.  RIGHTS AFTER TERMINATION
 OR
			      	CANCELLATION	At any time prior to
the
termination or cancellation of this bond as an entirety, whether by the
Insured or the Underwriter, the Insured may give to the Underwriter notice
that if desires under this bond an additional period of 12 months within which
to discover loss sustained by the Insured prior to the effective date of such
termination or cancellation and shall pay an additional premium therefor.
Upon receipt of such notice from the Insured, the Underwriter shall give its
written consent thereto:  provided, however, that such additional period of
time shall terminate immediately;	(a)	on the effective date of
any
 other insurance obtained 		by the Insured, its successor in
 business or any other 		party, replacing in whole or in part the
 insurance 			afforded by this bond, whether or not such
other 			insurance provides coverage for loss sustained prior
 		to its effective date, or	(b)	upon takeover of the
 Insured's business by any State 		or Federal official or
agency,
 or by any receiver or 			liquidator, acting or appointed for
this purposewithout the necessity of the Underwriter giving notice of such
termination.  In the event that such 	additional period of time is
terminated, as provided above, the Underwriter shall refund any unearned
premium.	The right to purchase such additional period for the
discovery
 of loss may not be exercised by any State or Federal official or agency, or by any receiver or liquidator, acting or appointed to take over the Insured's business for the operation or for the liquidation thereof or for
any other purpose.SECTION 15.  CENTRAL HANDLING OF SECURITIES	Securities
included in the systems for the central handling of securities established and maintained by Depository Trust Company, Midwest Depository Trust Company,
 Pacific Securities Depository Trust Company, and Philadelphia Depository
Trust Company, hereinafter called Corporations, to the extent of the Insured's interest therein as effective by the making of appropriate entries on the
books and records of such Corporations shall be deemed to be Property.	The
words 'Employee' and 'Employees' shall be deemed to include the officers, partners, clerks and other employees of the New York Stock Exchange, Boston Stock Exchange, Midwest Stock Exchange, Pacific Stock Exchange and
Philadelphia
 Stock Exchange, hereinafter called Exchanges, and of the above named Corporations, and of any nominee in whose name is registered any security included within the systems for the central handling of securities established
 and maintained by such Corporations, and any employee of any recognized service
company, while such officers, partners, clerks and other employees and employees
 of service companies perform services for such Corporations in the operation of such systems.  For the purpose of the above definition a recognized service company shall be any company providing clerks or other personnel
to said Exchanges or Corporation on a contract basis.	The Underwriter
shall not be liable on account of any loss(es) in connection with the central handling of securities within the systems established and maintained by such Corporations, unless such loss(es) shall be in excess of the amount(s)
 recoverable or recovered under any bond or policy if insurance indemnifying such Corporations, against such loss(es), and then the Underwriter shall be liable hereunder only Page 9 of 10for the Insured's share of such excess loss(es), but in no event for more than the Limit of Liability applicable
 hereunder.	For the purpose of determining the Insured's share of excess loss(es) it shall be deemed that the Insured has an interest in any certificate representing any security included within such systems equivalent to the interest the Insured then has in all certificates representing the same security included within such systems and that such Corporation shall use their best judgment in apportioning the amount(s) recoverable or recovered under any bond or policy of insurance indemnifying such Corporations against such loss(es)
 in connection with the central handling of securities within such systems among all those having an interest as recorded by appropriate entries in the books and records of such Corporations in Property involved in such loss(es)
on the basis that each such interest shall share in the amount(s) so recoverable or recovered in the ratio that the value of each such interest bears to the total value of all such interests and that the Insured's share of such excess loss(es) shall be the amount of the Insured's interest in such Property in excess of the amount(s) so apportioned to the Insured by such Corporations.
	This bond does not afford coverage in favor of such Corporations or Exchanges or any nominee in whose name is registered any security included within the systems for the central handling of securities established and maintained by such Corporations, and upon payment to the Insured by the Underwriter on account of any loss(Es) within the systems, an assignment of such of the Insured's rights and causes of action as it may have against such Corporations or Exchanges shall to the extent of such payment, be given by the Insured to the Underwriter, and the Insured shall execute all papers necessary to secure to the Underwriter the rights provided for herein.
SECTION 16.  ADDITIONAL COMPANIES INCLUDED AS 			INSURED
	If more than one corporation, co-partnership or person or any
combination of them be included as the Insured herein:	(a)	the total
 liability of the Underwriter hereunder for 			loss or
losses sustained by any one or more or all of 		them shall not exceed
 the limit for which the 			Underwriter would be liable
 hereunder if all such loss 		were sustained by any one of them.
	(b)	the one first named herein shall be deemed
	authorized to make, adjust and receive and enforce
	payment of all claims hereunder and shall be deemed
to be the agent of the others for such purposes and
for the giving or receiving of any notice required or 		permitted
to be given by the terms hereof, provided 		that the Underwriter
 shall furnish each named 			Investment Company with a
 copy of the bond and 			with any amendment thereto, together
 with a copy of 		each formal filing of the settlement of
each such 			claim prior to the execution of such
settlement,	(c)	the Underwriter shall not be responsible for
the 			proper application of any payment made hereunder
 to 		said first named Insured,	(d)	knowledge possessed
 or discovery made by any 			partner, officer or
supervisory Employee of any 			Insured shall for the purpose
 of Section 4 and Section 		13 of this bond constitute knowledge
 or discovery by 		all the Insured, and	(e)	if the first
 named Insured ceases for any reason to be 		covered under this
 bond, then the Insured next named 		shall thereafter be
considered as the first named 			Insured for the purposes
of this bond.SECTION 17.  NOTICE AND CHANGE OF CONTROL	Upon the Insured's
 obtaining knowledge of a transfer of its outstanding voting securities which results in a change in control (as set forth in Section 2(a) (9) of the
Investment Company Act of 1940) of the Insured, the Insured shall within thirty (30) days of such knowledge give written notice to the Underwriter
setting forth:	(a)	the names of the transferors and transferees (or the
			names of the beneficial owners if the voting
		securities are requested in another name), and	(b)
the total number of voting securities owned by the
transferors and the transferees (or the beneficial
owners), both immediately before and after the 			transfer,
 and	(c)	the total number of outstanding voting securities.	As
used in this section, control means the power to exercise a controlling
influence over the management or policies of the Insured.	Failure
to give the required notice shall result in termination of coverage of this bond, effective upon the date of stock transfer for any loss in which any
transferee is concerned or implicated.	Such notice is not required to be
given in the case of an Insured which is an Investment Company.SECTION 18.
  CHANGE OR MODIFICATION	This bond or any instrument amending or
effecting same may not be changed or modified orally. No changes in or modification thereof shall be effective unless made by written endorsement issued to form a part hereof over the signature of the Underwriter's
Authorized Representative.  When a bond covers only one Investment Company no change or modification which would adversely affect the rights of the Investment Company shall be effective prior to 60 days after written notification has been furnished to the Securities and Exchange Commission,
 Washington, D. C. by the Insured or by the Underwriter.  If more than one Investment Company is named as the Insured herein, the Underwriter shall give written notice to each Investment Company and to the Securities and Exchange Commission, Washington, D.C. not less than 60 days prior to the effective date of any change or modification which would adversely affect the rights of such Investment Company.IN WITNESS WHEREOF, the Underwriter has caused this bond to be executed on the Declarations
Page.Page 10 of 10RIDER NO. 1INSURING AGREEMENT LTo be attached to and
 form part of Bond No. 234-62-64 - 02   in favor of       Small Cap Value
 Fund, Inc.It is agreed that:1.	The attached bond is amended by adding an
 additional Insuring Agreement as follows:COMPUTER SYSTEMSLoss resulting
 directly from a fraudulent(1)	entry of data into, or(2)	change of
 data elements or programs withina Computer System; provided that fraudulent
 entry or change causes	(a)	Property to be transferred, paid or
delivered,	(b)	an account of the Insured, or of its customer,
 to be added, deleted, debited or credited, or	(c)	an unauthorized
 account or a fictitious account to be debited or credited;(3)	voice
instruction or advices having been transmitted to the Insured or its
agent(s) by 	telephone;	and provided further, the fraudulent
entry or change is made or caused by an individual acting with the manifest
intent to:	(i)	cause the Insured or its agent(s) to sustain a loss,
 and	(ii)	obtain financial benefit for that individual or for other
 persons intended by that 			individual to receive
financial benefit,	(iii)	and further provided such voice instructions
 or advices:	(a)	were made by a person who purported to represent an
 individual authorized to make 			such voice instructions or
 advices; and	(b)	were electronically recorded by the Insured or its
 agent(s).(4)	It shall be a condition to recovery under the Computer
Systems Rider that the Insured or its agent(s) shall to the best of their ability electronically record all voice instructions or advices received over telephone.  The Insured or its agent(s) warrant that they shall make their best efforts to maintain the electronic recording system on a continuous basis. Nothing, however, in this Rider shall bar the Insured from recovery where no recording is available because of mechanical failure of the device used in making such recording, or because of failure of the media used to record
 a conversation from any cause, or error omission of any Employee(s) or agent(s) of the Insured.Page 1 of 3SCHEDULE OF SYSTEMSInsureds Proprietary
System2.	As used in this Rider, Computer System means:	(a)
computers with related peripheral components, including storage components,
 wherever 		located,	(b)	systems and applications
software,	(c)	terminal devices,	(d)	related communication
 networks or customer communication systems, and	(e)	related
Electronic Funds Transfer Systems,by which data are electronically collected,
 transmitted, processed, stored, and retrieved.3.	In addition to the
exclusion in the attached bond, the following exclusions are applicable to
this Insuring Agreement:	(a)	loss resulting directly or indirectly
 from the theft of confidential information, material or 	data:  and
(b) loss resulting directly or indirectly from entries or changes made by an individual authorized to have access to a Computer System who acts
in good faith on 	instructions, unless such instructions are given to
that individual by a software contractor (or 	by a partner, officer or
employee thereof) authorized by the Insured to design, develop, prepare, supply service, write or implement programs for the Insured's
Computer System.4.	The following portions of the attached bond are
not applicable to this Rider:	(a)	the initial paragraph of the bond
preceding the Insuring Agreements which reads '...at 	any time but
 discovered
 during the Bond Period.'	(b)	Section 9-NON-REDUCTION AND
NON-ACCUMULATION OF LIABILITY AND 	TOTAL LIABILITY 	(c)
Section 10-LIMIT OF LIABILITY5.	The coverage afforded by this rider applies
 only to loss discovered by the Insured during the period this Rider is in
force.6.	All loss or series of losses involving the fraudulent
activity
 of one individual, or involving fraudulent activity in which one individual is implicated, whether or not that individual is specifically identified, shall
 be treated as one loss.  A series of losses involving unidentified individuals
 but arising from the same method of operation may be deemed by the
Underwriter
 to involve the same individual and in that event shall be treated as one loss.
7.	The Limit of Liability for the coverage provided by this Rider shall be
Dollars, $250,000.8.	The Underwriter shall be liable hereunder for
the amount
 by which one loss shall be in excess of  $5,000 (herein called the
Deductible
 Amount) but not in excess of the Limit of Liability stated above.Page
2 of 39.
	If any loss is covered under this Insuring Agreement and any other
Insuring Agreement or Coverage, the maximum amount payable for such loss shall
 not exceed the largest amount available under any one Insuring
Agreement or
Coverage.10.	Coverage under this Rider shall terminate upon
termination or
cancellation of the bond to which this Rider is attached.  Coverage under this
rider may also be terminated or cancelled without cancelling the bond as an
entirety:	(a)	90 days after receipt by the Insured of written
 notice
 from the Underwriter of its desire to 		terminate or cancel
coverage
 under this Rider, or	(b)	immediately upon receipt by the
Underwriter of
 a written request from the Insured to 			terminate
 or cancel
coverage under this Rider.The Underwriter shall refund to the Insured the
unearned premium for this coverage under this Rider.  The refund shall be
computed at shore rates if this Rider is terminated or cancelled or reduces
by notice from, or at the instance of the Insured.11.	Section
4-LOSS-NOTICE-PROOF-LEGAL PROCEEDING of the Conditions and Limitations
of this bond is amended by adding the following sentence:'Proof of Loss resulting from Voice Instructions or advices covered under this bond shall
 include Electronic Recording of such Voice Instructions or advices.'
12.	Notwithstanding the foregoing, however, coverage afforded by the
Rider is not designed to provide protection against loss covered under a separate Electronic and Computer Crime Policy by whatever title assigned or by whatever Underwriter written.  Any loss which is covered under such separate Policy is excluded from coverage under this bond; and the
Insured agrees to make claim for such loss under its separate Policy.
13.	This rider shall become effective as of 12:01 a.m. on 12/26/2010
 standard time.Page 3 of           INSURED COPY
   234-62-64 - 02



INSURED COPY


234-62-64 - 02